SUBSCRIPTION AGREEMENT

This Subscription Agreement (this "Agreement") is made and entered into as of the date set forth on the signature page hereto (the "Effective Date") by and between Integrity Mutual Funds, Inc., a North Dakota corporation (the "Company"), and __________________________________________________("Investor").  The Company and Investor are collectively referred to hereinafter as the "Parties".

RECITALS

Whereas, the Company is offering (the "Offering") for sale by private placement up to $2,000,000 in 9¼% Subordinated Corporate Notes (the "Notes") at par (100% of face value) for a total offering price of $2,000,000; and

Whereas, the Company desires to accept an investment from the Investor in the amount set forth herein below.

AGREEMENT

Now, Therefore, for and in consideration of the mutual covenants, agreements, understandings, undertakings, representations, warranties and promises, and subject to the conditions hereinafter set forth, and intending to be legally bound thereby, the parties do hereby covenant and agree that the recitals set forth above are true and accurate and are hereby incorporated in and made a part of this Agreement, and further covenant and agree as follows:

1.                       Investment.  Subject to the terms and conditions of this Agreement and of the Private Placement Memorandum dated ________________, 2005 (the "Memorandum"), the Investor hereby agrees to purchase Notes in the principal amount of _____________________________________________ Dollars ($___________).

2.                        Payment.  All subscription funds shall be payable in the form of a check (personal or cashiers check) to the order of Integrity Mutual Funds, Inc.  A completed Purchaser Questionnaire (and Purchaser Representative Questionnaire, if applicable), a completed Subscription Agreement and check should be sent to the Selling Agent, Capital Financial Services, Inc., at the following address:

Capital Financial Services, Inc.

1 North Main

Minot, North Dakota  58703

Attn:  Mark Anderson

Alternatively, Investor may submit payment for Notes via wire transfer to the following account:

First Western Bank & Trust

900 South Broadway

Minot, North Dakota  58703

ABA No. ______________

Acct. No. ______________

Acct. Name - Integrity Mutual Funds, Inc. Escrow Account

3.                            Incorporation of Private Placement Memorandum.  This transaction is subject to the terms and conditions of the Memorandum and the representations set forth therein and, unless otherwise stated, all terms having their first letters capitalized in this Agreement shall have the same meanings as are set forth in the Memorandum, a copy of which has been provided to the undersigned.

4.                           Subordination of Notes.  The Investor has been advised and hereby acknowledges that the Notes are not secured by any bond, mortgage, sinking fund, or other security; are not guaranteed or insured by any agency of the any state or the United States of America; and are subordinate to creditors of the Company holding mortgages or other security interests in specific Company properties.  The Notes are general obligations of the Company, and, as such, the holder  will have priority over the Company's owners, but would possess only the rights of and have an equal standing with all other  general creditors in the event of the insolvency or liquidation of the Company.

5.                            Notes Callable.   The Investor further has been advised and hereby acknowledges that the Notes may be called at the option of the Company at any time after December 1, 2007, upon payment by the Company of 100% of the unpaid principal amount plus accrued interest thereon.

6.                           Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Company as follows:

6.1                            Investor Status.   The Investor understands that the Notes are being offered and sold to an unlimited number of "Accredited Investors" (as that term is defined under Rule 501(a) of Regulation D) and up to thirty five (35) "sophisticated" non-accredited investors as defined below.  The Investor represents that the Investor is either an Accredited Investor or a "sophisticated" non-accredited investor.  The Investor's representation that he/she/it is either an Accredited Investor or a "sophisticated" non-accredited investor is based upon one of the following grounds (please check the applicable box):

    Private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

    Organization as described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of five million dollars ($5,000,000);

    Director or executive officer of the Company;

    Natural person whose individual net worth, or joint net worth with that person's spouse, exceeds one million dollars ($1,000,000);

    Natural person who has an individual income in excess of two hundred thousand dollars ($200,000) in each of the two (2) most recent years and has a reasonable expectation of reaching the same income level in the current year;

    Natural person who has a joint income with that person's spouse in excess of three hundred thousand dollars ($300,000) in each of the two (2) most recent years and has a reasonable expectation of reaching the same income level in the current year;

    Trust, with total assets in excess of five million dollars ($5,000,000), not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as defined by Rule 506(b)(2)(ii) of the Securities Act; or

    Entity in which all of the equity owners are accredited investors.

In the event the Investor does not meet one of the categories of an Accredited Investor listed above, the Investor may invest in the Offering, subject to the limitation of no more than thirty five (35) such investors and provided that the Investor has the ability to evaluate the risks and merits of the investment and thus is able to protect his, her or its interests as a result of:

(i)    his, her or its business or financial experience;

(ii)    the business or financial experience of his, her or its professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or Selling Agent of the Company directly or indirectly; and/or

(iii)    his, her or its pre-existing business relationship with the Company or its officers, directors or controlling persons.

Additionally, the Investor understands that if he, she or it does not meet one of the categories of an Accredited Investor listed above, the investment by such non-accredited investor will not exceed ten percent (10%) of his, her  or its net worth.  The value of a non-accredited investor's home, furnishings and automobiles shall not be included in calculating the net worth of a non-accredited investor.

The Investor understands that the Company is relying on the Investor with respect to the accuracy of this representation and understands the significance of the Investor's representation to the Company that the Investor is  an Accredited Investor or a sophisticated non-accredited investor.  In addition, the Investor agrees to notify the Company of any material changes affecting investor's  status prior to the Company's acceptance of the subscription.

6.2                            Authorization.  This Agreement constitutes a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, except, in each case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors' rights generally in effect from time to time and by general principles of equity.  The Investor has full power and authority to enter into this Agreement.

6.3                           Purchase for Own Account.  The Notes will be acquired for investment purposes only for the Investor's own account, not as a nominee or agent, and not with a view to the immediate resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same; provided, however, it being expressly agreed that upon a registration statement being declared effective, Investor shall have the right, at its/his/her sole discretion, to sell the any or all of the securities comprising the Notes.  By executing this Agreement, the Investor further represents and warrants that the Investor does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to the Notes.

6.4                            Independent Investigation; Independent Advisors.  The Investor represents and warrants that the Investor has had a reasonable opportunity to review this Agreement and the Memorandum.  In addition, the Investor represents and warrants that the Investor has had a reasonable opportunity to ask questions of and receive answers from the Company, and all such questions, if any, have been answered to the full satisfaction of the Investor.  The Investor further represents and warrants that the Investor has had the opportunity to review this Agreement and the Memorandum with the Investor's legal counsel or business or tax advisor.  The Investor is relying solely on such counsel or business or tax advisor, if any, and not on any statements or representations of the Company or any of its agents for tax or legal advice with respect to this investment or the transactions contemplated by this Agreement and the Memorandum.

6.5                           Restricted Securities.  The Investor understands that the Notes are illiquid and are characterized as "restricted securities" under the federal securities laws inasmuch as the Notes are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may only be resold without registration under the Securities Act of 1933, as amended (the "Securities Act") in certain limited circumstances.  In this regard, the Investor represents that he/she/it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  Without in any way limiting the representations set forth above, the Investor agrees not to make any disposition of all or any portion of the Notes unless there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or the Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, if reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Notes under the Securities Act.

6.6                            Legends.   The Investor understands that the Notes shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENT OF SAID ACT AND COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

6.7                            Risk of Loss.  The Investor represents and warrants that the Investor:  (a) is able to bear the loss of the Investor's entire investment without any material adverse effect on the Investor's economic stability; (b) understands that an investment in the Company involves substantial risks; and (c) has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the investment to be made by the Investor pursuant to this Agreement.

6.8       No Solicitation.  The Investor represents and warrants that the Investor was not solicited to purchase the Notes by any means of general solicitation, including but not limited to the following:  (a) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio; or (b) any meeting where attendees were invited by any general solicitation or general advertising.

7.                           General Provisions

7.1                           Attorneys' Fees.  If any arbitration or other legal proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which he/she/it may be entitled.

7.2                           Survival of Warranties.  The warranties, representations, and covenants of the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

7.3                           Successors and Assigns.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the signatories hereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement.  The Investor may not assign any of the Investor's rights or interests in and under this Agreement without the prior written consent of the Company, and any attempted assignment without such consent shall be null and void and without any force or effect whatsoever.

7.4                           Governing Law; Venue.  This Agreement shall be governed by and construed under the law of the State of North Dakota, disregarding any principles of conflicts of law that would otherwise provide for the application of the substantive law of another jurisdiction.  The Company and the Investor each: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in North Dakota State Court, or in the United States District Court for the District of North Dakota; (b) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum; and (c) irrevocably consents to the jurisdiction of the North Dakota State Court or the United States District Court for the District of North Dakota in any such suit, action or proceeding.

7.5                           Counterparts.  This Agreement may be executed at different times and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.6                           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.7                           Notices.  All notices and other communications under this Agreement to any party shall be in writing and shall be deemed given when delivered personally to that party, transmitted via facsimile (with electronic confirmation) to that party at the facsimile number for that party, mailed by certified mail (postage prepaid and return receipt requested) to that party, or delivered by Federal Express or any similar nationally recognized express delivery service for delivery to that party.  Any notice to the Company and the Investor shall be sent to their respective facsimile numbers and addresses set forth on the signature page hereof, or at such other facsimile number or address as a party may designate by ten (10) days' advance written notice to the other parties.

7.8                           Entire Agreement; Amendments and Waivers.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter herein.  This Agreement may be amended and may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor.

7.9                            Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.  In addition, if any such provision, or any part thereof, is held to be unenforceable, the parties agree that the court, regulatory agency or other governmental body making such determination shall have the power to delete or add specific words or phrases, so that such provision shall then be enforceable to the fullest extent permitted by law.

7.10                           Neutral Interpretation.  This Agreement shall be construed in accordance with its intent and without regard to any presumption or any other rule requiring construction against the party causing the same to be drafted.

8.                            Title.  The Investor desires to take title to the Notes as follows (initial one):

______ (a)    Individually, as a single person;

(initial)

______ (b)    Husband Wife, as community property;

(initial)

______ (c)    Joint tenants;

(initial)

______ (d)    Tenants in common;

(initial)

______ (e)    Separate property;

(initial)

______ (f)    As custodian of _______________________________ under

(initial)    the Uniform Gifts to Minors Act; or

______ (g)    Other (e.g. corporation, partnership, custodian, trustee, etc.).

(initial)

9.                            Acceptance.  Execution of this Agreement and tender of the payment referenced in Paragraph 1 above shall constitute an irrevocable offer which the Company may accept or reject; acceptance by the Company shall be indicated by the signature of one of the authorized officers thereof.

The undersigned subscriber (1) attests he, she or it is a bona fide resident of, or is domiciled in, the state listed as subscriber's address below; (2) certifies that the information contained in this Subscription Agreement is complete, true and correct; (3) affirms that the subscriber's income is derived in no part from illegal or criminal activities; and (4) states that the investment will not be used for any type of money laundering or other such activities in violation of any state of Federal regulation.

In witness whereof, the Investor has executed this Agreement as of _____________________________, 2005.

Investor	Address	Amount

$______________
(INSERT NAME)

By:
	Telephone:	( ) ______-___________
Its:	Facsimile:	( ) ______-___________
(IF APPLICABLE)

Joint Purchaser/Additional Signatory (if applicable)

Investor	Address

(INSERT NAME)

By:
	Telephone:	( ) ______-___________
Its:	Facsimile:	( ) ______-___________
(IF APPLICABLE)

Name(s) in Which Notes Shall Be Registered:                                _________________________________________________

                                _________________________________________________

BROKER CERTIFICATION

I certify that I am the Broker (Account Representative) of Record with respect to the foregoing Subscription Agreement, that the subscriber(s) has attested that he/she/it is an Accredited Investor or is otherwise qualified by adequate income, substantial net worth and sufficient liquidity and that the investment in the Notes meets the subscribers stated investment objectives.

__________________________                __________________________                __________________________

Print Broker of Record Name                Broker of Record Signature                Broker of Record CRD No.

__________________________                __________________________

Print Firm Name                Broker-Dealer CRD No.

ACCEPTANCE OF SUBSCRIPTION AGREEMENT

On ____________________, 2005, Integrity Mutual Funds, Inc., a North Dakota corporation, accepted the offer of the Investor to purchase Notes, in the amount set forth above, on the terms contained herein and in the Memorandum.

INTEGRITY MUTUAL FUNDS, INC., a North Dakota Corporation

By:

Its:

Address:	One North Main
Minot, North Dakota 58703

Telephone:	(701) 852-5292 (Local) or 1-800-276-1262 (Toll Free)

Facsimile:	(701) 838-4902